Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Three Months and Nine Months Ended September 30, 2020

Guardion Also Provides Corporate Update

SAN DIEGO, CALIFORNIA – November 12, 2020 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a specialty health sciences company that develops clinically supported nutrition, medical foods and medical devices, with a focus in the ocular health marketplace, announced financial results for the three months and nine months ended September 30, 2020, and is also providing a corporate update.

Financial and corporate highlights for the three months and nine months ended September 30, 2020 include the following:

●	Total revenue was approximately $253,000 for the three months ended September 30, 2020, as compared to approximately $161,000 for the three months ended September 30, 2019, an increase of 57%.
●	Medical foods sales are up 26% for the three months ended September 30, 2020, as compared to the three months ended September 30, 2019.
●	Medical devices sales are up 147% for the three months ended September 30, 2020, as compared to the three months ended September 30, 2019.
●	Net loss for the three months ended September 30, 2020 was approximately ($2,143,000) or ($0.02) per share, as compared to a net loss of approximately ($2,385,000) or ($0.07) per share for the three months ended September 30, 2019.
●	Cash balance at September 30, 2020 was approximately $9,800,000.
●	Ho Wah Genting Berhad (“HWGB”), the Company’s distributor in Malaysia, has received product registration approval from the Malaysian National Pharmaceutical Regulatory Agency (“NPRA”) for Astramern Nutra V, an immune support dietary supplement designed and produced by Guardion; approval for Astramern Nutra H, an herb formulation that HWGB intends to market together with Astramern Nutra V, continues to be pending with the Malaysian NPRA.
●	Publication of promising new data in the journal Nutrients (published October 26, 2020), which compared the efficacy of the Company’s Lumega-Z® to the current standard of care, the AREDS-2 soft gel supplement (marketed under the PreserVision® brand by Bausch + Lomb) in patients with vision problems associated with eye disease. Lumega-Z® demonstrated statistically significant vision improvements in both eyes at six months (p < 0.001), and a positive linear trend with treatment time (p < 0.001), with benefits visible after just three months; whereas the AREDS-2 supplement gel cap formulation provided no significant change (p > 0.05).

●	Initiation of investigator-initiated clinical trials designed to evaluate the impact of Lumega-Z® on the restoration of the macular pigment and its relationship to the stabilization or recovery of vision in patients with eye disease. It is believed that depletion of the macular pigment at the back of the eye is a risk factor for vision problems related to age-related macular degeneration (“AMD”), glaucoma and other serious eye diseases.
●	Guardion retained the investment banking firm Corporate Finance Associates (“CFA”) to act as its exclusive financial advisor to assist management and the Board of Directors in the identification and evaluation of strategic transactions to enhance shareholder value.
●	At the Company’s Annual Meeting of Shareholders held on October 29, 2020, shareholders approved all four matters presented for approval.
●	Trademark for “NutriGuard” issued on October 27, 2020 by the U.S. Patent and Trademark Office under Class 5 – nutritional dietary supplements.

David Evans, Ph.D., Guardion’s interim President and Chief Executive Officer, and Chief Science Officer, commented, “As we continue to develop our investment into clinical research to build strong differentiated brand claims, we are entering the commercial phase of our business development process. Despite a challenging environment with the COVID-19 pandemic, which has slowed our progress both in terms of connecting directly with doctors and consumers, as well as conducting day-to-day business, sales continue to be up year-over-year. Over the course of this pandemic, it has become increasingly clear that there are multiple business opportunities for Guardion to explore, including enhancing our digital distribution channels and e-commerce platform and expanding our international distribution opportunities. In addition, we are working closely with CFA to identify and evaluate strategic transactions and opportunities to enhance shareholder value.”

Dr. Evans concluded, “We continue to receive third party validation of our products, including recently published studies, in the journal Nutrients, showing superior efficacy of our proprietary formulation, Lumega-Z®, in terms of both absorption level and improvement in visual function, versus PreserVision®, the industry leading AREDS-2 gel cap product formulation. These results clearly support our brand messaging and offer an evidenced-based foundation to support our evolving product development strategies. We will continue our commitment to scientific and clinical validation of our proprietary products and to report on our results to our shareholders as this information occurs.”

Results of Annual Meeting of Shareholders and Nasdaq Delisting Issue

On October 29, 2020, the Company held its annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved all four proposals, including extending the discretionary authority previously granted to the Board of Directors to effect a “reverse stock split,” at a specific ratio within a range of no split and one-for-thirty (1-for-30), with the exact ratio to be determined by the Board of Directors in its sole discretion on or before October 29, 2021.

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Since the Company does not intend to execute a reverse stock split prior to November 30, 2020, Guardion expects to receive a notice of delisting from The Nasdaq Capital Market (“Nasdaq”) shortly after November 30, 2020 because the trading price of the Company’s common stock does not meet the $1.00 per share minimum bid price requirement.

The Company intends to appeal any notice of delisting that Nasdaq issues after November 30, 2020 to request a further extension of time (not to exceed 180 days from the date of the notice of delisting) to regain compliance with the $1.00 minimum bid price requirement. Such temporary relief would allow the Company additional time to execute on its business initiatives to generate greater shareholder value, which the Company hopes would then be reflected by an increase in the price of the Company’s common stock. During the appeal process, the Company’s common stock will continue to be listed on Nasdaq.

A permanent delisting from Nasdaq could adversely impact the liquidity of the Company’s common stock and limit the ability of the Company to raise additional capital in the future.

Financial Results

Three Months Ended September 30, 2020

Total revenue for the three months ended September 30, 2020 increased by approximately 57% to approximately $253,000, as compared total revenue for the three months ended September 30, 2019 of approximately $161,000, primarily due to increased sales of medical foods and nutraceuticals and medical devices in the current period.

Operating expenses for the three months ended September 30, 2020 decreased by approximately 8% to approximately $2,291,000 as compared to operating expenses for the three months ended September 30, 2019 of approximately $2,503,000, primarily due to a decrease in selling and marketing expenses in the current period.

Operating loss for the three months ended September 30, 2020 decreased by approximately $260,000 to approximately ($2,152,000), as compared to the operating loss for the three months ended September 30, 2019 of approximately ($2,412,000). Net loss for the three months ended September 30, 2020 was approximately ($2,143,000), or ($0.02) per share, as compared to a net loss of approximately ($2,385,000), or ($0.07) per share, for the three months ended September 30, 2019.

Nine Months Ended September 30, 2020

Total revenue for the nine months ended September 30, 2020 increased by approximately 154% to approximately $1,690,000, as compared to total revenue for the nine months ended September 30, 2019 of approximately $665,000. This increase was primarily due to a large initial test order of a nutraceutical product placed by the Company’s Malaysian distributor of $890,000 that was recorded during the three months ended June 30, 2020 and increased sales of medical food product lines, partially offset by a decrease in medical device sales which were affected by the impact of COVID-19 closures during the nine months ended September 30, 2020.

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Operating expenses for the nine months ended September 30, 2020 decreased by approximately 12% to approximately $6,018,000, as compared to operating expenses for the nine months ended September 30, 2019 of approximately $6,813,000, primarily due to a reduction of approximately $965,000 in stock-based compensation cost related to a reversal of stock-based compensation as a result of the resignation of the Company’s former President and Chief Executive Officer in June 2020.

Operating loss for the nine months ended September 30, 2020 decreased by approximately $1,214,000 to approximately ($5,196,000), as compared to the operating loss for the nine months ended September 30, 2019 of approximately ($6,410,000). Net loss for the nine months ended September 30, 2020 was approximately ($5,198,000), or ($0.06) per share, as compared to a net loss of approximately ($6,823,000), or ($0.26) per share, for the nine months ended September 30, 2019.

About Guardion Health Sciences

Guardion is a specialty health sciences company that develops clinically supported nutrition, medical foods and medical devices, with a focus in the ocular health marketplace. Located in San Diego, California, the Company combines targeted nutrition with innovative, evidence-based diagnostic technology. Guardion boasts impressive Scientific and Medical Advisory Boards. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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Guardion Health Sciences, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets

Current assets
Cash	$9,795,441	$11,115,502
Accounts receivable	22,849	78,337
Inventories, net	1,284,173	310,941
Prepaid expenses	231,621	362,938

Total current assets	11,334,084	11,867,718

Deposits	11,751	11,751
Property and equipment, net	305,600	374,638
Right-of-use asset, net	457,677	572,714
Intangible assets	50,000	50,000

Total assets	$12,159,112	$12,876,821

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$576,890	$70,291
Accrued expenses	182,597	175,052
Due to former officer	230,208	-
Derivative warrant liability	7,519	13,323
Lease liability – current	159,962	151,568
Total current liabilities	1,157,176	410,234

Lease liability – long-term	313,909	434,747

Total liabilities	1,471,085	844,981

Commitments and contingencies

Stockholders’ Equity

Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 88,327,312 and 74,982,562 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	88,327	74,983
Additional paid-in capital	61,308,938	57,468,528
Accumulated deficit	(50,709,238)	(45,511,671)

Total stockholders’ equity	10,688,027	12,031,840

Total liabilities and stockholders’ equity	$12,159,112	$12,876,821

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Guardion Health Sciences, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Medical foods and nutraceuticals	$142,556	$112,957	$1,446,584	$317,338
Medical devices	110,632	44,705	237,136	337,531
Other	-	3,500	6,100	9,800
Total revenue	253,188	161,162	1,689,820	664,669

Cost of goods sold
Medical foods and nutraceuticals	68,956	41,655	764,245	120,608
Medical devices	45,157	27,922	101,077	136,958
Other	-	1,422	2,478	3,981
Total cost of goods sold	114,113	70,999	867,800	261,547

Gross profit	139,075	90,163	822,020	403,122

Operating expenses
Research and development	34,034	31,897	109,803	138,613
Sales and marketing	167,213	448,387	1,175,126	1,246,846
General and administrative	2,070,998	2,022,367	5,299,696	5,427,573
Costs related to resignation of former officer (including the reversal of previously recognized stock compensation expense of $965,295 during the nine months ended September 30, 2020)	-	-	(615,936)	-
Loss on sale of equipment	18,500	-	18,500	-
Impairment loss on equipment	-	-	30,948	-

Total operating expenses	2,290,745	2,502,651	6,018,137	6,813,032

Loss from operations	(2,151,670)	(2,412,488)	(5,196,117)	(6,409,910)

Other (income) expense:
Interest expense	3,716	4,205	7,254	255,842
Finance cost upon issuance of warrants	-	-	-	415,955
Change in fair value of derivative warrants	(11,892)	(31,322)	(5,804)	(259,154)

Total other (income) expense	8,176	(27,117)	1,450	412,643

Net loss	$(2,143,494)	$(2,385,371)	$(5,197,567)	$(6,822,553)

Net loss per common share – basic and diluted	$(0.02)	$(0.07)	$(0.06)	$(0.26)
Weighted average common shares outstanding – basic and diluted	88,320,523	36,035,309	84,530,367	26,483,713

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Guardion Health Sciences, Inc.

Operations by Segment (Unaudited)

	For the Three Months Ended September 30, 2020
	Corporate	Medical Foods and Nutraceuticals	Medical Devices	Total

Revenue	$-	$142,556	$110,632	$253,188

Cost of goods sold	-	68,956	45,157	114,113

Gross profit	-	73,600	65,475	139,075

Operating expenses	1,202,402	1,081,897	6,446	2,290,745

(Loss) income from operations	$(1,202,402)	$(1,008,296)	$59,028	$(2,151,670)

	For the Nine Months Ended September 30, 2020
	Corporate	Medical Foods and Nutraceuticals	Medical Devices	Total

Revenue	$6,100	$1,446,584	$237,136	$1,689,820

Cost of goods sold	2,477	764,246	101,077	867,800

Gross profit	3,623	682,338	136,059	822,020

Operating expenses	2,655,107	3,146,514	216,516	6,018,137

Loss from operations	$(2,651,484)	$(2,464,176)	$(80,457)	$(5,196,117)

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